UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2007 (May 8, 2007)

Newcastle Investment Corp.

( Exact Name of Registrant as Specified in Charter)

Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas, New York, NY		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 8, 2007, Newcastle Investment Corp. ("Newcastle") issued $825.0 million face amount of collateralized debt obligations in its tenth CBO financing, which it refers to as CBO X, through two of its consolidated subsidiaries, Newcastle CDO IX 1, Limited and Newcastle CDO IX LLC.

$585.7 million face amount of senior investment grade rated notes and $33.5 million notional amount of interest-only notes were sold to third parties. Newcastle retained $124.8 million of investment grade notes rated A+ through BBB-. In addition, Newcastle retained the below investment grade notes and preferred shares. CBO X has an expected weighted average life of 7 years.

The table below sets forth further information with respect to the structure of CBO X (dollars in thousands).

	MOODY'/S FITCH	NOTIONAL OR
CLASS	RATINGS	FACE AMOUNT	COUPON	EXPECTED MATURITY (1)

Senior Notes
Sold to Third Parties:

S	Aaa/AAA	$33,540(2)	(3)	April 2012(3)
A-1	Aaa/AAA	$379,500	LIBOR + 0.26%	May 2014
A-2	Aaa/AAA	115,500	LIBOR + 0.47%	May 2014
B	Aa1/AA+	37,125	LIBOR + 0.65%	May 2014
C	Aa2/AA	33,000	LIBOR + 0.93%	May 2014
D	Aa3/AA-	20,625	LIBOR + 1.00%	May 2014

Total		$585,750

Investment Grade Notes
Retained by Newcastle:

E	A1/A+	$24,750	LIBOR + 1.10%	May 2014
F	A2/A	$18,562	LIBOR + 1.30%	May 2014
G	A3/A-	18,562	LIBOR + 1.50%	May 2014
H	Baa1/BBB+	21,656	LIBOR + 2.50%	May 2014
J	Baa2/BBB	21,656	LIBOR + 3.00%	May 2014
K	Baa3/BBB-	19,593	LIBOR + 3.50%	May 2014

Total		$124,779

Below Investment Grade Notes
and Preferred Shares
Retained by Newcastle

L	Ba2/BB	$23,718	7.50%	May 2014
M	B2/NR	39,187	8.00%	May 2014
Preferred
Shares	NR	51,566	N/A	N/A

Total		$114,471

__________________

(1)

Reflects expected maturities except for Class S. Contractual maturities are May 2052.

(2)

Notional amount.

(3)

Fixed-rate interest-only notes due April 2012.

The total face amount of the underlying collateral is expected to be $825.0 million and initially consists of approximately 34% mezzanine loans, 23% bank loans, 21% B-Notes, 11% commercial mortgage backed securities, and 11% in other commercial real estate assets including whole loans. As is customary in any financing, the indenture governing the collateralized debt obligations contains standard provisions for the acceleration of our obligations upon an event of default.

Net of the sale and financing, Newcastle expects to invest approximately $120 million of equity in the portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.
(Registrant)

Date: May 14, 2007	By:	/s/ Debra A. Hess

		Name:	Debra A. Hess
		Title:	Chief Financial Officer